UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 17, 2004 (December 15, 2004)

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23378	74-2482571
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

16052 Swingley Ridge Road, Suite 300,
Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)

(636) 728-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry into a Material Definitive Agreement.

On December 15, 2004, Thermadyne Holdings Corporation (the “Company”) entered into an Executive Employment Agreement with David L. Dyckman under which Mr. Dyckman will be employed as the Company’s Executive Vice President and Chief Financial Officer (“CFO”).  Mr. Dyckman will serve as the Executive Vice President and CFO for a term of two years, subject to one year renewal periods, unless terminated.

The Company will pay Mr. Dyckman the initial salary of $294,000 per annum.  He is also eligible for annual bonuses and participation in other employee benefit plans including, without limitation, 401(k) plans, excess savings plans, tax qualified profit sharing plans, four weeks of paid vacation and any other retirement plans, health, group life, short term disability, long term disability, hospitalization, and such other benefit programs that the Company may approve.  Furthermore, Mr. Dyckman has the option to purchase up to 50,000 shares of the Company’s Common Stock in accordance with the Company’s stock option plan.

The Company may terminate Mr. Dyckman’s employment upon death or disability, with cause, or without cause.  Mr. Dyckman may also elect to terminate his employment if the Company fails to comply with its obligations under the Executive Employment Agreement.

Any disputes regarding the Executive Employment Agreement must be resolved by binding confidential arbitration to be held in St. Louis, Missouri.

Item 1.02.                                          Termination of Material Definitive Agreement.

On December 15, 2004, James A. Tate resigned from his positions as the Company’s Senior Vice President and CFO, and Mr. Tate and the Company agreed to terminate his Employment Agreement dated June 13, 2002, pursuant to which he was employed in these positions.  Mr. Tate will remain with the Company as its Financial Project Leader for a period of one year.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 15, 2004, Mr. Tate resigned from his position as Senior Vice President and CFO of the Company, and the Company’s Board of Directors selected David L. Dyckman to replace Mr. Tate as the Company’s Executive Vice President and CFO.  Mr. Dyckman will serve in these positions for a term of two years, subject to successive one year renewal periods, until termination pursuant to the terms of his Executive Employment Agreement.

Mr. Dyckman is 40 years old.  From 1998 to the present, Mr. Dyckman served as CFO and Vice President of Corporate Development of NN, Inc., a publicly-traded global manufacturer of precision-bearing components.  During his time at NN, Inc., Mr. Dyckman was responsible for company-wide financial and information technology activities, including, but not limited to, compliance with the requirements of the Securities and Exchange Commission on internal reporting and procedures, capital structure management, financial planning, and information technology strategic services.  Furthermore, Mr. Dyckman was responsible for corporate development, which included activities such as strategic planning, negotiating joint ventures, and establishing European operations and financing.

The Company will pay Mr. Dyckman a salary of $294,000 per annum for his employment as its Executive Vice President and CFO.  In addition, Mr. Dyckman will receive certain employment benefits more fully disclosed in Item 1.01 above.  A brief description of the material terms of Mr. Dyckman’s Executive Employment Agreement with the Company is also disclosed in Item 1.01 above.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit Number	Description

10	Executive Employment Agreement by and among Thermadyne Holdings Corporation and David L. Dyckman, dated December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2004

THERMADYNE HOLDINGS CORPORATION

	By:	\s\ Paul D. Melnuk
Paul D. Melnuk
Chairman of the Board, President and Chief Executive Officer

EXHIBITS INDEX

Exhibits

10	Executive Employment Agreement by and among Thermadyne Holdings Corporation and David L. Dyckman, dated December 15, 2004.